                                                                     EXHIBIT 4.2

                    NOVASTAR MORTGAGE FUNDING CORPORATION,
                                  as Company


                                      and


                    ______________________________________,
                               as Owner Trustee


                                TRUST AGREEMENT

                       Dated as of ____________________


                                  relating to

              NOVASTAR MORTGAGE FUNDING TRUST, SERIES __________
        NOVASTAR HOME EQUITY LOAN ASSET-BACKED BONDS, SERIES __________

                                Table of Contents

ARTICLE I Definitions..............................................................................................

    Section 1.01. Definitions......................................................................................
    Section 1.02. Other Definitional Provisions....................................................................

ARTICLE II Organization............................................................................................

    Section 2.01. Name.............................................................................................
    Section 2.02. Office...........................................................................................
    Section 2.03. Purposes and Powers..............................................................................
    Section 2.04. Appointment of Owner Trustee.....................................................................
    Section 2.05. Initial Capital Contribution of Owner Trust Estate...............................................
    Section 2.06. Declaration of Trust.............................................................................
    Section 2.07. Liability of the Holders of the Certificates.....................................................
    Section 2.08. Title to Trust Property..........................................................................
    Section 2.09. Situs of Trust...................................................................................
    Section 2.10. Representations and Warranties of the Company....................................................
    Section 2.11. Payment of Trust Fees............................................................................
    Section 2.12. Investment Company...............................................................................

ARTICLE III Conveyance of the Mortgage Loans; Certificates.........................................................

    Section 3.01. Conveyance of the Initial Mortgage Loans.........................................................
    Section 3.02. Initial Ownership................................................................................
    Section 3.03. The Certificates.................................................................................
    Section 3.04. Authentication of Certificates...................................................................
    Section 3.05. Registration of and Limitations on Transfer and Exchange of Certificates.........................
    Section 3.06. Mutilated, Destroyed, Lost or Stolen Certificates................................................
    Section 3.07. Persons Deemed Certificateholders................................................................
    Section 3.08. Access to List of Certificateholders' Names and Addresses........................................
    Section 3.09. Maintenance of Office or Agency..................................................................
    Section 3.10. Certificate Paying Agent.........................................................................
    Section 3.11. Pre-Funding Amount and Interest Coverage Amount..................................................
    Section 3.12. Purchase of Subsequent Mortgage Loans............................................................

ARTICLE IV Authority and Duties of Owner Trustee...................................................................

    Section 4.01. General Authority................................................................................
    Section 4.02. General Duties...................................................................................
    Section 4.03. Action upon Instruction..........................................................................
    Section 4.04. No Duties Except as Specified under this Trust Agreement, Basic Documents or in Instructions.....
    Section 4.05. Restrictions.....................................................................................
    Section 4.06. Prior Notice to Certificateholders with Respect to Certain Matters...............................
    Section 4.07. Action by Certificateholders with Respect to Certain Matters.....................................
    Section 4.08. Action by Certificateholders with Respect to Bankruptcy..........................................
    Section 4.09. Restrictions on Certificateholders' Power........................................................
    Section 4.10. Majority Control.................................................................................
    Section 4.11. Optional Termination by the Servicer.............................................................

ARTICLE V Application of Trust Funds...............................................................................

    Section 5.01. Distributions....................................................................................
    Section 5.02. Method of Payment................................................................................
    Section 5.03. Tax Returns......................................................................................
    Section 5.04. Statements to Certificateholders.................................................................

ARTICLE VI Concerning the Owner Trustee............................................................................

    Section 6.01. Acceptance of Trusts and Duties..................................................................
    Section 6.02. Furnishing of Documents..........................................................................
    Section 6.03. Representations and Warranties...................................................................
    Section 6.04. Reliance; Advice of Counsel......................................................................
    Section 6.05. Not Acting in Individual Capacity................................................................
    Section 6.06. Owner Trustee Not Liable for Certificates or Related Documents...................................
    Section 6.07. Owner Trustee May Own Certificates and Bonds.....................................................
    Section 6.08. Payments from Owner Trust Estate.................................................................
    Section 6.09. Doing Business in Other Jurisdictions............................................................
    Section 6.10. Liability of Certificate Registrar and Certificate Paying Agent..................................

ARTICLE VII Compensation of Owner Trustee..........................................................................

    Section 7.01. Owner Trustee's Fees and Expenses................................................................
    Section 7.02. Indemnification..................................................................................

ARTICLE VIII Termination of Trust Agreement........................................................................

    Section 8.01. Termination of Trust Agreement...................................................................

ARTICLE IX Successor Owner Trustees and Additional Owner Trustees..................................................

    Section 9.01. Eligibility Requirements for Owner Trustee.......................................................
    Section 9.02. Resignation or Removal of Owner Trustee..........................................................
    Section 9.03. Successor Owner Trustee..........................................................................
    Section 9.04. Merger or Consolidation of Owner Trustee.........................................................
    Section 9.05. Appointment of Co-Trustee or Separate Trustee....................................................

ARTICLE X Miscellaneous............................................................................................

    Section 10.01. Amendments......................................................................................
    Section 10.02. No Legal Title to Owner Trust Estate............................................................
    Section 10.03. Limitations on Rights of Others.................................................................
    Section 10.04. Notices.........................................................................................
    Section 10.05. Severability....................................................................................
    Section 10.06. Separate Counterparts...........................................................................
    Section 10.07. Successors and Assigns..........................................................................
    Section 10.08. No Petition.....................................................................................
    Section 10.09. No Recourse.....................................................................................
    Section 10.10. Headings........................................................................................
    Section 10.11. Governing Law...................................................................................
    Section 10.12. Integration.....................................................................................
    Section 10.13. Third Party Beneficiary.........................................................................

     This Trust Agreement, dated as of ______________ (this "Trust Agreement"), between NovaStar Mortgage Funding Corporation, as the company (the "Company"), and ___________________________, a ___________ banking corporation, as owner trustee (the "Owner Trustee").

                               WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Company and the Owner Trustee agree as follows:

                                  ARTICLE I
                                  Definitions
                                  -----------

     Section 1.01.  Definitions.
                    -----------

     For all purposes of this Trust Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture, dated as of _____________________, between NovaStar Mortgage Funding Trust, Series ___________, as Issuer, ____________________________, as Bond Administrator, and ___________________
______________________, as Indenture Trustee, which is incorporated by referenced herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02.  Other Definitional Provisions.
                    -----------------------------

     (a) All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Article, Section and Exhibit references contained in this Trust Agreement are references to Articles, Sections and Exhibits in or to this Trust Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (d) The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II
                                 Organization
                                 ------------

     Section 2.01.  Name.
                    ----

     The trust created hereby (the "Trust") shall be known as "NovaStar Mortgage Funding Trust, Series ___________", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust, and sue and be sued.

     Section 2.02.  Office.
                    ------

     The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in ________________ as the Owner Trustee may designate by written notice to the Certificateholders and the Company.

     Section 2.03.  Purposes and Powers.
                    -------------------

     The purpose of the Trust is to engage in the following activities:

     (a) to execute, issue and deliver the Bonds pursuant to the Indenture and the Certificates pursuant to this Trust Agreement and to sell the Bonds and the Certificates;

     (b) to pay the organizational, startup and transactional expenses of the Trust;

     (c) to hold, assign, grant, transfer, pledge and convey the Mortgage Loans pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to Section 5.01 hereof, any portion of the Mortgage Loans released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

     (d) to purchase and hold the Initial Mortgage Loans pursuant to this Trust Agreement and to purchase and hold the Subsequent Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement;

     (e) to enter into, execute, deliver and perform its obligations under the Basic Documents to which it is to be a party and to enter into and to consummate the transactions contemplated thereby;

     (f) if directed in writing by holders of Certificates representing more than 50% of the beneficial interests in the Trust, to sell the Trust Estate subsequent to the satisfaction and discharge of the Indenture, all for the benefit of the holders of the Certificates;

     (g) to make a REMIC election, on behalf of the Issuer, for federal income tax purposes with respect to the Owner Trust Estate;

     (h) to engage in those activities, including entering into, executing and delivering agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

     (i) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Bondholders.

     The Trust is hereby authorized to engage in the foregoing activities.   The
Trust shall not engage in any activity other than in connection with the foregoing to the extent limited, or other than as expressly required or authorized by the terms of this Trust Agreement or the other Basic Documents.

     Section 2.04.  Appointment of Owner Trustee.
                    ----------------------------

     The Company hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     Section 2.05.  Initial Capital Contribution of Owner Trust Estate.
                    --------------------------------------------------

     The Company hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1,000. The Owner Trustee hereby acknowledges receipt in trust from the Company, as of the date hereof, of the foregoing contribution, which shall constitute the initial corpus of the Trust and shall be deposited in the Certificate Distribution Account. The Owner Trustee also acknowledges on behalf of the Trust the receipt in trust of the Mortgage Loans from the Company pursuant to Section 3.01 hereof, and the rights with respect to the representations and warranties made by the Seller under the Mortgage Loan Purchase Agreement and all other amounts constituting part of the Trust Estate (such items plus all other amounts or items included in the Trust Estate from time to time, the "Owner Trust Estate").

     Section 2.06.  Declaration of Trust.
                    --------------------

     The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a "business trust" under the Business Trust Statute and that this Trust Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Trust shall not be treated as (i) an association subject separately to taxation as a corporation, (ii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1 or (iii) a "taxable mortgage pool" as defined in Section 7701(i) of the Code but instead shall elect to be treated as a REMIC, and that the Bonds shall be REMIC Regular Interests and the provisions of this Trust Agreement shall be interpreted to further this intention. Except as otherwise provided in this Trust Agreement, the rights of the Certificateholders will be those of holders of a REMIC Residual Interest and beneficial owners of the Trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

     Section 2.07.  Liability of the Holders of the Certificates.
                    --------------------------------------------

     The holders of the Certificates shall be jointly and severally liable directly to and shall indemnify the Trust and the Owner Trustee for all losses, claims, damages, liabilities and expenses of the Trust and the Owner Trustee (including Expenses, to the extent not paid by the Servicer pursuant to Section
2.11 hereof or out of the Owner Trust Estate); provided, however, that the holders of the Certificates shall not be liable for payments required to be made on the Bonds or the Certificates, or for any losses incurred by a Certificateholder in the capacity of an investor in the Certificates or a Bondholder in the capacity of an investor in the Bonds. The holders of the Certificates shall be liable for and shall promptly pay any entity level taxes imposed on the Trust. In addition, any third party creditors of the Trust, including the Bond Insurer (other than in connection with the obligations described in the second preceding sentence for which the holders of the Certificates shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the holders of the Certificates under this paragraph shall be evidenced by the Certificates.

     Section 2.08.  Title to Trust Property.
                    -----------------------

     Except with respect to the Mortgage Loans, which will be assigned of record to the Indenture Trustee pursuant to the Indenture, legal title to the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     Section 2.09.  Situs of Trust.
                    --------------

     The Trust will be located and administered in the State of ________. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of ________. The Trust shall not have any employees in any state other than ________; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of ________ or taking actions outside the State of ________. Payments will be received by the Trust only in __________, ______________, or ________, and payments will be made by the Trust only from __________ or ________. The only office of the Trust will be at the Corporate Trust Office in the State of
________.

     Section 2.10.  Representations and Warranties of the Company.
                    ---------------------------------------------

     The Company hereby represents and warrants to the Owner Trustee and the Bond Insurer that:

     (a) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

     (b) The Company is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Company.

     (c) The Company has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Company has full power and authority to convey and assign the property to be conveyed and assigned to and deposited with the Trust as part of the Owner Trust Estate and the Company has duly authorized such conveyance and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Trust Agreement have been duly authorized by the Company by all necessary corporate action.

     (d) The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

     (e) The Trust is not required to register as an investment company under the Investment Company Act and is not under the control of a Person required to so register.

     Section 2.11.  Payment of Trust Fees.
                    ---------------------

     The Servicer shall pay the Owner Trustee Fee pursuant to Section 3.07 of the Servicing Agreement and shall pay the Trust's expenses (including expenses of the Owner Trustee and the Indenture Trustee) incurred with respect to the performance of the Trust's duties under the Indenture pursuant to Section 5.06 of the Servicing Agreement, or, if such amounts are insufficient, the Owner Trustee shall be paid pursuant to Section 7.01 hereof.

     Section 2.12.  Investment Company.
                    ------------------

     Neither the Company nor any holder of a Certificate shall take any action which would cause the Trust to become an "investment company" which would be required to register under the Investment Company Act.

                                  ARTICLE III
                Conveyance of the Mortgage Loans; Certificates
                ----------------------------------------------

     Section 3.01.  Conveyance of the Initial Mortgage Loans.
                    ----------------------------------------

     The Company, concurrently with the execution and delivery hereof, does hereby Grant to the Trust, without recourse, all its right, title and interest in and to the Initial Mortgage Loans, including all interest and principal received on or with respect to the Initial Mortgage Loans after the Cutoff Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cutoff Date) the proceeds thereof and all rights under the Related Documents (including the related Mortgage Files). In addition, the Company hereby Grants to the Trust all of its right, title, and interest in, to, and under the Mortgage Loan Purchase Agreement.

     The conveyance of the Initial Mortgage Loans by the Company to the Trust hereunder is intended to facilitate the simultaneous issuance of the Bonds under
the Indenture and issuance of the Certificates hereunder.   The parties hereto
intend that the conveyance of the Initial Mortgage Loans by the Company to the Trust hereunder constitute a sale by the Company to the Trust of all of the Company's right, title and interest in and to the Initial Mortgage Loans. However, if the transactions contemplated by this Trust Agreement are determined to constitute a financing, the Company hereby Grants to the Trust a security interest in the Owner Trust Estate and all distributions thereon and proceeds thereof, and this Trust Agreement shall constitute a security agreement under applicable law, and in such event, the parties hereto acknowledge that the Bond Administrator, in addition to holding the Initial Mortgage Loans on behalf of the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer, holds the Mortgage Loans as designee of the Trust.

     Section 3.02.  Initial Ownership.
                    -----------------

     Upon the formation of the Trust by the contribution by the Company pursuant to Section 2.05 and until the issuance of the Certificates, the Company shall be the sole beneficial owner of the Trust. Upon the issuance of the Certificates, the Certificateholders shall be the sole beneficial owners of the Trust.

     Section 3.03.  The Certificates.
                    ----------------

     The Certificates shall be issued in the form of one or more Certificates each representing not less than a 10% Certificate Percentage Interest. The Certificates shall initially be registered in the name of NovaStar Certificates Financing Corporation ("NCFC"). The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.04. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person's acceptance of a Certificate duly registered in such Person's name, pursuant to
Section 3.05.

     A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to and upon satisfaction of the conditions set forth in Section 3.05.

     Section 3.04.  Authentication of Certificates.
                    ------------------------------

     The Owner Trustee shall cause all Certificates issued hereunder to be executed and authenticated in the name and on behalf of the Trust, authenticated and delivered to or upon the written order of the Company, signed by its chairman of the board, its president or any vice president, without further corporate action by the Company, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Trust Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Certificate Registrar by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 3.05.  Registration of and Limitations on Transfer and Exchange of
                    -----------------------------------------------------------
Certificates.
------------

     The Certificate Registrar shall keep or cause to be kept, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided, _________________________ shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee shall appoint a successor Certificate Registrar.

     Subject to satisfaction of the conditions set forth below with respect to the Certificate, upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.09, the Owner Trustee or the Certificate Registrar shall execute, authenticate and deliver in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or the Certificate Registrar. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.09.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     No transfer, sale, pledge or other disposition of a Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Certificate Registrar or the Company shall prior to such transfer require the transferee to execute and deliver to the Owner Trustee and Certificate Registrar, (a) either (i) an investment letter in substantially the form attached hereto as Exhibit C (or in such form and substance reasonably satisfactory to the Certificate Registrar and the Company), which investment letter shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer, the Bond Insurer or the Company, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A and (B) is aware that the proposed Company intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii) (A) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar, the Company, and the Bond Insurer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer, the Bond Insurer or the Company and (B) the transferee executes a representation letter, substantially in the form of Exhibit D hereto, and the Company executes a representation letter, substantially in the form of Exhibit E hereto, each acceptable to and in form and substance satisfactory to the Certificate Registrar and the Company certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer, the Bond Insurer or the Company and (b) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit F) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Company, which certificate shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Servicer, the Bond Insurer or the Company. If the Certificateholder is unable to provide a Certificate of Non-Foreign Status, the Certificateholder must provide an Opinion of Counsel as described above in this paragraph. The Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, in its individual capacity, the Certificate Registrar, the Servicer, the Bond Insurer and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or otherwise is not made in accordance with this Trust Agreement.

     No transfer of a Certificate or any interest therein shall be made to any employee benefit plan or certain other retirement plans and arrangements, including, without limitation, individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA, or Section 4975 of the Code (collectively, "Plan"), any Person acting, directly or indirectly on behalf of any such Plan or any Person acquiring such

Certificates with assets of a Plan ("Plan Assets"). Any transferee of Certificates must provide a certification in the form of Exhibit G to this Trust Agreement, which the Company, the Owner Trustee, the Certificate Registrar and the Servicer may rely upon without further inquiry or investigation. No certification will be required in connection with the initial transfer or pledge of any such Certificate by the Company to an affiliate of the Company (in which case, the Company or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee shall be entitled to rely conclusively upon a written representation from the Company of the status of such transferee as an affiliate of the Company.

     In addition, no transfer, sale, assignment, pledge or other disposition of a Certificate shall be made unless the proposed transferee executes a representation letter substantially in the form of Exhibit D, or substantially in the form of Exhibit H hereto, that (1) the transferee is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition and (2) if the transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Certificates are not more than 50% of the assets of the partnership, grantor trust or S corporation.

     No offer, sale, transfer, pledge, hypothecation or other disposition (including any pledge, sale or transfer under a repurchase transaction or securities loan) of any Certificate shall be made to any transferee unless, prior to such disposition, the proposed Company delivers to the Owner Trustee an Opinion of Counsel, rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, to the effect that such transfer (including any disposition permitted following any default under any pledge or repurchase transaction) will not cause the Trust to be (i) treated as an association taxable as a corporation for federal income tax purposes, (ii) taxable as a taxable mortgage pool as defined in Section 7701(i) of the Code or
(iii) taxable as a "publicly traded partnership" as defined in Treasury Regulation section 1.7704-1.

     No Person shall become a Certificateholder until it shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W9 and the Certificate of Non-Foreign Status set forth in Exhibit F hereto.

     No sale or other transfer of record or beneficial ownership of a Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Certificate. Furthermore, in no event shall the Owner Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Certificate nor authenticate and make available any new Certificate unless the Owner Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 3.05.

     Section 3.06.  Mutilated, Destroyed, Lost or Stolen Certificates.
                    -------------------------------------------------

     If any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute in the name and on behalf of the Trust and the Owner Trustee or the Certificate Registrar, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.06, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 3.07.  Persons Deemed Certificateholders.
                    ---------------------------------

     Prior to due presentation of a Certificate for registration of transfer, the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

     Section 3.08.  Access to List of Certificateholders' Names and Addresses.
                    ---------------------------------------------------------

     The Certificate Registrar shall furnish or cause to be furnished to the Company or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Company or the Owner Trustee, a list, in such form as the Company or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Trust, the Company, the Certificate Registrar or the Owner Trustee in its individual capacity accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 3.09.  Maintenance of Office or Agency.
                    -------------------------------

     The Owner Trustee on behalf of the Trust, shall maintain in Wilmington, Delaware, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office as its office for such purposes. The Owner Trustee shall give prompt written notice to the Company and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     Section 3.10.  Certificate Paying Agent.
                    ------------------------

     The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Certificates and Section 5.01 hereof from payments remitted to the Certificate Paying Agent by the Indenture Trustee pursuant to
Section 3.05 of the Indenture. __________________________ is hereby appointed as Certificate Paying Agent and _____________________________ hereby accepts such appointment and further agrees that it will be bound by the provisions of this Trust Agreement relating to the Certificate Paying Agent and shall:

          (i) hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (ii) give the Owner Trustee notice of any default by the Trust of which it has actual knowledge in the making of any payment required to be made with respect to the Certificates;

          (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

          (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Certificates if at any time it ceases to meet the standards under this Section 3.10 required to be met by the Certificate Paying Agent at the time of its appointment;

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith;

          (vi) deliver to the Owner Trustee a copy of the report to Certificateholders prepared with respect to each Payment Date by the Servicer pursuant to Section 4.01 of the Servicing Agreement; and

          (vii) not institute bankruptcy proceedings against the Issuer in connection with this Trust Agreement.

     The Trust may revoke such power and remove the Certificate Paying Agent if it determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. ________________________ shall be permitted to resign as Certificate Paying Agent upon 30 days written notice to the Owner Trustee and the Bond Insurer; provided _________________________ is also resigning as Paying Agent under the Indenture at such time. In the event that __________________ shall no longer be the Certificate Paying Agent under this Trust Agreement and Paying Agent under the

Indenture, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company) and which shall also be the successor Paying Agent under the Indenture. The Owner Trustee shall request such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument accepting the terms of this Section 3.10 as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.03, 6.04 and 7.01 shall apply to the Certificate Paying Agent to the extent applicable. Any reference in this Trust Agreement to the Certificate Paying Agent shall include any copaying agent unless the context requires otherwise.

     The Certificate Paying Agent shall establish and maintain with itself a trust account (the "Certificate Distribution Account") in which the Certificate Paying Agent shall deposit, on the same day as it is received from the Bond Administrator, each remittance received by the Certificate Paying Agent with respect to payments made pursuant to the Indenture. The Certificate Paying Agent shall make all distributions to Certificateholders, from moneys on deposit in the Certificate Distribution Account.

     The Certificate Paying Agent shall be paid by the Bond Administrator from sources other than the Trust Estate.

     Section 3.11.  Pre-Funding Amount and Interest Coverage Amount.
                    -----------------------------------------------

     On the Closing Date, (i) proceeds of the offering of the Bonds in an amount equal to the Original Pre-Funded Amount shall be deposited into the Pre-Funding Account as contemplated by Section 8.08 of the Indenture; (ii) proceeds of the offering of the Bonds in an amount equal to the Interest Coverage Amount shall be deposited into the Interest Coverage Account as contemplated by Section 8.09 of the Indenture; (iii) the Original Pre-Funded Amount and the Interest Coverage Amount shall become part of the Owner Trust Estate under this Trust Agreement; and (iv) the Original Pre-Funded Amount and the Interest Coverage Amount shall become part of the Trust Estate and the Collateral under the Indenture.

     Section 3.12.  Purchase of Subsequent Mortgage Loans.
                    -------------------------------------

     On each Subsequent Transfer Date, (i) the Seller shall sell, and the Company shall purchase, the Subsequent Mortgage Loans, and the Company shall resell, and the Trust shall purchase, the Subsequent Mortgage Loans, as contemplated by and subject to the conditions set forth in Section 2.2 of the Mortgage Loan Purchase Agreement; (ii) in consideration for the Purchase of the Subsequent Mortgage Loans, the Trust shall instruct the Bond Administrator to transfer funds in the Pre-Funding Account to the Company, who shall in turn transfer such funds to the Seller as contemplated by and subject to the conditions set forth in Section 8.08 of the Indenture, (iii) the Subsequent Mortgage Loan shall become part of the Owner Trust Estate under this Trust Agreement and (iv) the Subsequent Mortgage Loans shall become part of the Trust Estate and the Collateral under the Indenture.

                                  ARTICLE IV
                     Authority and Duties of Owner Trustee
                     -------------------------------------

     Section 4.01.  General Authority.
                    -----------------

     The Owner Trustee is authorized, empowered and directed to execute and deliver, on behalf of the Trust, each of the Basic Documents to which the Trust is, or is to be, a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is, or is to be, a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee, in the name and on behalf of the Trust, shall have the power and authority, and hereby is authorized and empowered, but shall not be obligated, except as otherwise provided in this Trust Agreement, to take all actions required of the Trust pursuant to the Basic Documents.

     Section 4.02.  General Duties.
                    --------------

     It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of the responsibilities expressly required to be performed by it pursuant to the terms of this Trust Agreement and the Basic Documents to which the Trust is a party and to discharge such responsibilities in the interests of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Trust Agreement.

     Section 4.03.  Action upon Instruction.
                    -----------------------

     Subject to this Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to this Article IV.

     Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

     Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders (with a copy to the Bond Insurer) requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders (with the consent of the Bond Insurer), the Owner Trustee shall not be liable on account of such action to any

Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, the Bondholders and the Bond Insurer, and the Owner Trustee shall have no liability to any Person for such action or inaction.

     Section 4.04.  No Duties Except as Specified under this Trust Agreement,
                    ---------------------------------------------------------
                    Basic Documents or in Instructions.
                    ----------------------------------

     Notwithstanding any other provision herein or elsewhere, the Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Agreement or any document contemplated hereby to which the Trust or the Owner Trustee is a party, except as expressly provided
(a) in this Trust Agreement, (b) in the Basic Documents and (c) in any document or instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Trust Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility (i) to file any financing or continuation statement in any public office at any time, (ii) to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder, (iii) to record this Trust Agreement or any Basic Document or (iv) to prepare or file any Securities and Exchange Commission filing for the Trust. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

     Section 4.05.  Restrictions.
                    ------------

     The Owner Trustee or the Company (or an Affiliate thereof) shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee based on an Opinion of Counsel rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization, would result in the Trust becoming taxable as a corporation for federal income tax purposes or (iii) would result in the amendment or modification of the Basic Documents or this Trust Agreement without the prior written consent of the Bond Insurer. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 4.05.

     The Owner Trustee shall not convey or transfer any of the Trust's properties or assets, including those included in the Trust Estate, to any person unless (i) it shall have received an Opinion of Counsel rendered by a law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Certificateholder and (ii) such conveyance or transfer shall not violate the provisions of Section 3.16(b) of the Indenture.

     The Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses and liabilities from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other entity. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Company.

     Section 4.06.  Prior Notice to Certificateholders with Respect to Certain
                    ----------------------------------------------------------
                    Matters.
                    -------

     With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Bond Insurer in writing of the proposed action and the Certificateholders and the Bond Insurer shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders and the Bond Insurer have withheld consent or provided alternative direction (provided, however, that any direction by the Certificateholders shall require the prior consent of the Bond Insurer):

     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Mortgage Loans);

     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

     (c) the amendment or other change to this Trust Agreement or any Basic Document in circumstances where the consent of any Bondholder or the Bond Insurer is required;

     (d) the amendment or other change to this Trust Agreement or any Basic Document in circumstances where the consent of any Bondholder or the Bond Insurer is not required and such amendment materially adversely affects the interest of the Certificateholders;

     (e) the appointment pursuant to the Indenture of a successor Bond Registrar, Paying Agent, Bond Administrator, Indenture Trustee or, pursuant to this Trust Agreement, of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Bond Registrar, Paying Agent, Bond Administrator, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Trust Agreement, as applicable;

     (f) the consent to the calling or waiver of any default under any Basic Document;

     (g) the consent to the assignment by the Bond Administrator, the Indenture Trustee or Servicer of their respective obligations under any Basic Document;

     (h) except as provided in Article VIII hereof, dissolve, terminate or liquidate the Trust in whole or in part;

     (i) merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

     (j) cause the Trust to incur, assume or guaranty any indebtedness other than as set forth in this Trust Agreement;

     (k) perform any act that conflicts with any other Basic Document;

     (l) perform any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.03 hereof;

     (m) confess a judgment against the Trust;

     (n) possess Trust assets or assign the Trust's right to property for other than a Trust purpose;

     (o) cause the Trust to lend any funds to any entity; or

     (p) change the Trust's purpose and powers from those enumerated in this Trust Agreement.

     Section 4.07.  Action by Certificateholders with Respect to Certain
                    ----------------------------------------------------
                    Matters.
                    -------

     The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, and with the consent of the Bond Insurer, (a) to remove or replace the Servicer under the Servicing Agreement pursuant to Sections 6.01 and 6.02 thereof or to remove or replace the Bond Administrator or the Indenture Trustee under the Indenture pursuant to Section 6.08 thereof, (b) except as expressly provided in the Basic Documents, sell the Mortgage Loans after the termination of the Indenture, (c) institute proceedings to have the Trust declared or adjudicated to be bankrupt or insolvent, (d) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (e) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy,
(f) consent to the appointment of a receiver, liquidate, assignee, trustee, sequestrate (or any similar official) of the Trust or a substantial portion of the property of the Trust, (g) make any assignment for the benefit of the Trust's creditors, (h) cause the Trust to admit in writing its inability to pay its debts generally as they become due, (i) take any action or cause the Trust to take any action, in furtherance of any of the foregoing clauses (c) through
(i) (any of such clauses, a "Bankruptcy Action"). So long as the Indenture and the Insurance Agreement remain in effect and no Bond Insurer Default exists, no Certificateholder shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or the Company or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust or the Company. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders and with the consent of the Bond Insurer.

     Section 4.08.  Action by Certificateholders with Respect to Bankruptcy.
                    -------------------------------------------------------

     The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the consent of the Bond Insurer, the Bondholders and the Owner Trustee and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent. This paragraph shall survive for one year and one day following termination of this Trust Agreement.

     Section 4.09.  Restrictions on Certificateholders' Power.
                    -----------------------------------------

     The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     Section 4.10.  Majority Control.
                    ----------------

     Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the holders of Certificates evidencing not less than a majority of the outstanding Certificate Percentage Interests of the Certificates. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by holders of Certificates evidencing not less than a majority of the outstanding Certificate Principal Balance of the Certificates at the time of the delivery of such notice.

     Section 4.11.  Optional Termination by the Servicer.
                    ------------------------------------

     Pursuant to Section 3.23 of the Servicing Agreement and Section 8.07 of the Indenture, the Servicer shall have the right to repurchase 100% of the Mortgage Loans in each Group, which will cause the redemption of the Bonds.

                                   ARTICLE V
                          Application of Trust Funds
                          --------------------------

     Section 5.01.  Distributions.
                    -------------

     On each Payment Date, the Certificate Paying Agent shall distribute to the Certificateholders, on a pro rata basis based on the Certificate Percentage Interests thereof, all funds on deposit in the Certificate Distribution Account and available therefor (as provided in Section 3.05 of the Indenture) for such Payment Date as reduced by any amount owing to the Owner Trustee hereunder and any Expenses of the Trust remaining unpaid.

     In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this
Section 5.01. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trust from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (b).

     Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Bondholders and the Bond Insurer.

     Section 5.02.  Method of Payment.
                    -----------------

     Subject to Section 8.01(c), distributions required to be made to Certificateholders on any Payment Date as provided in Section 5.01 shall be made to each Certificateholder of record on the preceding Record Date either by, in the case of any Certificateholder owning Certificates having a Certificate Percentage Interest of 100%, wire transfer, in immediately available funds, to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

     Section 5.03.  Tax Returns.
                    -----------

     The Bond Administrator shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis using the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder as may be required by the Code and applicable Treasury Regulations, including the REMIC Provisions, such information as may be required to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare and file or cause to be prepared and filed such tax returns relating to the Trust as may be required by the Code and applicable Treasury Regulations (including timely making one or more elections to treat the Trust as a REMIC for federal income tax purposes and any other such elections as may from time to time be required or appropriate under any applicable state or federal statutes, rules or regulations), (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.01 of this Trust Agreement with respect to income or distributions to Certificateholders and prepare or cause to be prepared the appropriate forms relating thereto and (e) maintain records as required by the REMIC Provisions.

     Section 5.04.  Statements to Certificateholders.
                    --------------------------------

     On each Payment Date, the Certificate Paying Agent shall send to each Certificateholder the statement or statements provided to the Owner Trustee and the Certificate Paying Agent by the Bond Administrator pursuant to Section 7.05 of the Indenture with respect to such Payment Date.

                                  ARTICLE VI
                         Concerning the Owner Trustee
                         ----------------------------


     Section 6.01.  Acceptance of Trusts and Duties.
                    -------------------------------

     The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. Each of the Owner Trustee and the Certificate Paying Agent also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Trust Agreement. The Owner Trustee in its individual capacity shall not personally be answerable or accountable hereunder or under any Basic Document under any circumstances, except to the Trust or the Certificateholders (i) for its own willful misconduct, gross negligence or bad faith or grossly negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Certificateholders permitted under this Trust Agreement;

     No provision of this Trust Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur in its individual capacity any financial liability in the performance of any of its rights, duties or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it in its individual capacity;

     Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Bonds;

     The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Company or Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, the Bonds, the Certificates, other than the certificate of authentication on the Certificates, if executed by the Owner Trustee, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Bondholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

     The Owner Trustee shall not be liable for the default or misconduct of the Company, Bond Administrator, the Indenture Trustee, Certificate Registrar, the Servicer or any other party under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Trust Agreement or the Basic Documents that are required to be performed by the Bond Administrator or Indenture Trustee under the Indenture or the Seller under the Mortgage Loan Purchase Agreement; and

     The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it or duties imposed by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any Basic Document shall not be construed as a duty.

     Section 6.02.  Furnishing of Documents.
                    -----------------------

     The Owner Trustee shall furnish to the Securityholders promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     Section 6.03.  Representations and Warranties.
                    ------------------------------

     The Owner Trustee, in its individual capacity, hereby represents and warrants to the Company, for the benefit of the Certificateholders and the Bond Insurer that:

     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement;

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf;

     (c) The execution, delivery, authentication and performance by it of this Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency;

     (d) Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

     (e) This Trust Agreement, assuming due authorization, execution and delivery by the Company, constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

     (f) The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

     (g) No litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee which would prohibit its entering into this Trust Agreement or performing its obligations under this Trust Agreement.

     Section 6.04.  Reliance; Advice of Counsel.
                    ---------------------------

     The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, Bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement or the Basic Documents, the Owner Trustee may act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care and may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable in its individual capacity for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Trust Agreement or any Basic Document.

     Section 6.05.  Not Acting in Individual Capacity.
                    ---------------------------------

     Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     Section 6.06.  Owner Trustee Not Liable for Certificates or Related
                    ----------------------------------------------------
                    Documents.
                    ---------

     The recitals contained herein and in the Certificates (other than the signatures of the Owner Trustee on the Certificates) shall be taken as the statements of the Company and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Bonds, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Trust Agreement or the Bondholders under the Indenture, including compliance by the Company or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

     Section 6.07.  Owner Trustee May Own Certificates and Bonds.
                    --------------------------------------------

     The Owner Trustee in its individual or any other capacity may, subject to
Section 3.05, become the owner or pledge of Certificates or Bonds and may deal with the Company, the Seller, the Certificate Paying Agent, the Certificate Registrar, the Bond Administrator and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.

     Section 6.08.  Payments from Owner Trust Estate.
                    --------------------------------

     All payments to be made by the Owner Trustee under this Trust Agreement or any of the Basic Documents to which the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate or from other amounts required to be provided by the Certificateholders and only to the extent that the Owner Trustee shall have received income or proceeds from the Owner Trust Estate or the Certificateholders to make such payments in accordance with the terms hereof. ___________________________, in its individual capacity, shall not be liable for any amounts payable under this Trust Agreement or any of the Basic Documents to which the Owner Trustee is a party.

     Section 6.09.  Doing Business in Other Jurisdictions.
                    -------------------------------------

     Notwithstanding anything contained herein to the contrary, neither ____________________________ nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 9.05 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by ____________________________; or (iii) subject ________________________ to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by ______________________________ or the Owner Trustee, as the case may be, contemplated hereby.

     Section 6.10.  Liability of Certificate Registrar and Certificate Paying
                    ---------------------------------------------------------
                    Agent.
                    -----

     All provisions affording protection to or limiting the liability of the Owner Trustee shall inure as well to the Certificate Registrar and Certificate Paying Agent.

                                  ARTICLE VII
                         Compensation of Owner Trustee
                         -----------------------------

     Section 7.01.  Owner Trustee's Fees and Expenses.
                    ---------------------------------

     The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon among the Servicer, the Company and the Owner Trustee, and the Owner Trustee shall be reimbursed by the Company or the Servicer for its reasonable expenses hereunder and under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents. The amount of the Owner Trustee Fee shall be paid by the Servicer to the Owner Trustee pursuant to
Section 3.7(a)(viii) of the Servicing Agreement.

     Section 7.02.  Indemnification.
                    ---------------

     The Company shall indemnify, defend and hold harmless _________________ and its successors, assigns, agents officers, employees, directors, and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Trust Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, provided, that:

     (a) the Company shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the Owner Trustee's willful misconduct, gross negligence or bad faith or as a result of the inaccuracy of a representation or warranty contained in Section 6.03 expressly made by the Owner Trustee;

     (b) with respect to any such claim, the Indemnified Party shall have given the Company written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof;

     (c) while maintaining control over its own defense, the Company shall consult with the Indemnified Party in preparing such defense; and

     (d) notwithstanding anything in this Trust Agreement to the contrary, the Company shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Company which consent shall not be unreasonably withheld.

     The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination of this Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.02, the Owner Trustee's choice of legal counsel, if other than the legal counsel retained by the Owner Trustee in connection with the execution and delivery of this Trust Agreement, shall be subject to the approval of the Company, which approval shall not be unreasonably withheld. In addition, upon written notice to the Owner Trustee and with the consent of the Owner Trustee which consent shall not be unreasonably withheld, the Company has the right to assume the defense of any claim, action or proceeding against the Owner Trustee.

                                 ARTICLE VIII
                        Termination of Trust Agreement
                        ------------------------------

     Section 8.01.  Termination of Trust Agreement.
                    ------------------------------

     This Trust Agreement (other than Article VII) and the Trust shall terminate and be of no further force or effect, and the Owner Trustee at the written direction of the Certificateholders shall cause the Trust to execute and file a certificate of cancellation upon the earliest of the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and this Trust Agreement, the Payment Date in ____________________, or the distribution of all of the assets of the Owner Trust Estate, in accordance with written instructions provided to the Owner Trustee by holders of a majority of the Certificates, following the optional redemption of the Bonds by the Issuer pursuant to Section 8.07 of the Indenture; provided in each case that all amounts owing to the Bondholders and the Bond Insurer to the extent payable from the Owner Trust Estate or proceeds thereof have been paid in full and that all obligations under the Indenture have been discharged. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Trust Agreement or the Trust or (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     Except as provided in Section 8.01(a), none of the Company or any Certificateholder shall be entitled to revoke or terminate this Trust Agreement or the Trust.

     Notice of any termination of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to Certificateholders and the Bond Insurer mailed within five Business Days of receipt of notice of the final payment on the Bonds from the Bond Administrator, stating the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, the amount of any such final payment and that the Record Date otherwise applicable to such

Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Payment Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.01.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Certificates was to have been made pursuant to Section 3.05 of the Indenture, all the Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the holder of the Certificate.

     Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810(d) of the Business Trust Statute of Delaware.

                                  ARTICLE IX
            Successor Owner Trustees and Additional Owner Trustees
            ------------------------------------------------------

     Section 9.01.  Eligibility Requirements for Owner Trustee.
                    ------------------------------------------

     The Owner Trustee shall at all times be a corporation reasonably acceptable to the Bond Insurer and satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least Baa3 or is otherwise acceptable to the Bond Insurer, [Moody's] and [Standard & Poor's]. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in
Section 9.02.

     Section 9.02.  Resignation or Removal of Owner Trustee.
                    ---------------------------------------

     The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days prior written notice thereof to the Bond Insurer and the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Owner Trustee with the consent of the Bond Insurer which will not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee reasonably acceptable to the Certificateholders and the Bond Insurer.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Company or the Bond Insurer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Owner Trustee with the consent of the Bond Insurer and shall remove the Owner Trustee at the direction of the Bond Insurer.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies and the Bond Insurer.

     Section 9.03.  Successor Owner Trustee.
                    -----------------------

     Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Bond Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. Upon the written request of such successor Owner Trustee, the predecessor Owner Trustee shall upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Trust Agreement; and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this
Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, the Owner Trustee shall mail notice thereof to all Certificateholders, the Bond Administrator, the Bondholders, the Bond Insurer and the Rating Agencies.

     Section 9.04.  Merger or Consolidation of Owner Trustee.
                    ----------------------------------------

     Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01 and, provided, further, that the Owner Trustee shall provide written notice of such merger or consolidation to the Rating Agencies and the Bond Insurer.

     Section 9.05.  Appointment of Co-Trustee or Separate Trustee.
                    ---------------------------------------------

     Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Owner Trustee shall have the power and authority to execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee or the Bond Insurer may consider necessary or desirable. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03, except that notice to, and the consent of, the Bond Insurer shall be required for appointment of a co-trustee.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     No trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

     The Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE X
                                 Miscellaneous
                                 -------------

     Section 10.01. Amendments.
                    ----------

     This Trust Agreement may be amended from time to time by the parties hereto (with the prior written consent of the Bond Insurer and with prior notice to the Rating Agencies) as specified in this Section, provided that any amendment, except as provided in subparagraph (e) below, shall be accompanied by an Opinion of Counsel addressed to the Owner Trustee and obtained by the Servicer to the effect that such amendment complies with the provisions of this Section and would not cause the Trust (if NCFC was not the holder of 100% of the Certificates or if the Bond Insurance Policy is outstanding) to be subject to an entity level tax for federal income tax purposes.

     If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e. to give effect to the intent of the parties and, if applicable, to the expectations of the Certificateholders), it shall not be necessary to obtain the consent of any Certificateholder, but the Owner Trustee shall be furnished with (i) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Bond or the rating then assigned to any Bond without taking into account the Bond Insurance Policy or (ii) an Opinion of Counsel obtained by the Servicer to the effect that such action will not adversely affect in any material respect the interests of any Certificateholders or the Bond Insurer, and the consent of the Bond Insurer shall be obtained.

     If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding, it shall not be necessary to obtain the consent of any Certificateholder, but the Owner Trustee and the Bond Insurer shall be furnished with an Opinion of Counsel obtained by the Servicer that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Certificateholder or the Bond Insurer and the consent of the Bond Insurer shall be obtained.

     If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement other than as contemplated in (b) and (c) above, the amendment shall require (i) an Opinion of Counsel obtained by the Servicer to the effect that such action will not adversely affect in any material respect the interests of any Certificateholders or the Bond Insurer,
(ii) the consent of the Bond Insurer and (iii) either (A) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Bond or the rating then assigned to any Bond without taking into account the Bond Insurance Policy or (B) the consent of the Indenture Trustee and the holders of Certificates evidencing a majority of the Certificate Principal Balance of the Certificates; provided, however, that no such amendment shall (1) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder and the Bond Insurer, or (2) reduce the aforesaid percentage of Certificates the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates then outstanding.

     If the purpose of the amendment is to provide for the holding of any of the Certificates in book-entry form, it shall require the consent of holders of all such Certificates then outstanding; provided, that the Opinion of Counsel specified in subparagraph (a) above shall not be required.

     If the purpose of the amendment is to provide for the issuance of additional certificates representing an interest in the Trust, it shall not be necessary to obtain the consent of any Certificateholder, but the Owner Trustee shall be furnished with (i) an Opinion of Counsel obtained by the Servicer to the effect that such action will not adversely affect in any material respect the interests of any Certificateholders or the Bond Insurer or (ii) a letter from each of the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Bonds or the rating then assigned to the Bonds without taking into account the Bond Insurance Policy and the consent of the Bond Insurer shall be obtained.

     Promptly after the execution of any such amendment or consent, the Servicer shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, the Bond Administrator, the Bond Insurer and each of the Rating Agencies. It shall not be necessary for the consent of Certificateholders or the Indenture Trustee pursuant to this Section
10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     In connection with the execution of any amendment to any agreement to which the Trust is a party, other than this Trust Agreement, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

     Section 10.02. No Legal Title to Owner Trust Estate.
                    ------------------------------------

     The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interests therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their beneficial ownership interest in the Owner Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate

     Section 10.03. Limitations on Rights of Others.
                    -------------------------------

     Except for Section 2.07, the provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Indemnified Parties, the Company, the Certificateholders, the Bond Insurer and, to the extent expressly provided herein, the Indenture Trustee and the Bondholders, and nothing in this Trust Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

     Section 10.04. Notices.
                    -------

     Unless otherwise expressly specified or permitted by the terms hereof, all notices and other communications shall be in writing and shall be deemed given upon receipt, to the Owner Trustee at:__________________________________________
Attention:_______________________, to the Company at: NovaStar Mortgage Funding Corporation, 1901 West 47th Place, Suite 150, Westwood, Kansas 66205,
Attention: Kelly Meinders; to the Bond Administrator at________________________ _______________________________________________________, Attention:_____________
__________________; to the Bond Insurer at:_____________________________________
____________________, Attention:______________________; to [Moody's] at:________
___________________________________________________________, Attention:_________
_______________________; to [Standard & Poor's] at______________________________
___________________________,

Attention: ______________________ or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     A copy of any notice delivered to the Owner Trustee or the Trust shall also be delivered to the Company.

     Section 10.05. Severability.
                    ------------

     Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.06. Separate Counterparts.
                    ---------------------

     This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.07. Successors and Assigns.
                    ----------------------

     All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Company, the Bond Insurer, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     Section 10.08. No Petition.
                    -----------

     The Owner Trustee, by entering into this Trust Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Company or the Trust, or join in any institution against the Company or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations to the Certificates, the Bonds, this Trust Agreement or any of the Basic Documents. This Section shall survive for one year following the termination of this Trust Agreement.

     Section 10.09. No Recourse.
                    -----------

     Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not

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

represent interests in or obligations of the Company, the Seller, the Owner Trustee, the Bond Administrator, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Certificates or the Basic Documents.

     Section 10.10. Headings.
                    --------

     The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 10.11. GOVERNING LAW.
                    -------------

     THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ________, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.12. Integration.
                    -----------

     This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understanding pertaining thereto.

     Section 10.13. Third Party Beneficiary.
                    -----------------------

     The Bond Insurer shall be a third party beneficiary hereof and shall be entitled to enforce the provisions hereof as if a party hereto. This provision shall not be construed to limit or modify in any way the fiduciary obligation of the Owner Trustee to the beneficial owners of the Trust.

     IN WITNESS WHEREOF, the Company and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        NOVASTAR MORTGAGE FUNDING CORPORATION,
                                        as Company

                                        By: _________________________________
                                            Name:
                                            Title:

                                        _____________________________________,
                                        as Owner Trustee

                                        By: _________________________________
                                            Name:
                                            Title:

                                      33